Exhibit 23.1

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in Registration Statement No. 333-95855 of Apogee Enterprises, Inc. on Form S-8 of our report dated June 13, 2003, appearing in this Annual Report on Form 11-K of Apogee Enterprises, Inc. 401(k) Retirement Plan for the year ended December 31, 2002.

/s/    DELOITTE & TOUCHE

Minneapolis, Minnesota

June 30, 2003